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                                                                      EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                                    SIX MONTHS     SIX MONTHS
                                                           YEAR ENDED MAY 31,                         ENDED          ENDED
                                         -------------------------------------------------------   NOVEMBER 30,   NOVEMBER 30,
                                           1993       1994       1995        1996        1997          1997           1996
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
                                                                        (AMOUNTS IN THOUSANDS)

Loss before income tax benefit,
  minority interest and extraordinary
  item.................................  $(62,670)  $(60,250)  $(110,029)  $(144,860)  $(180,402)    $(78,766)     $ (102,637)
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
Fixed charges:
Interest, including amortization of
  debt issuance costs..................   113,866    124,105     141,684     172,390     200,914      106,916          97,698
Interest capitalized...................     --         --         --           5,200       2,752       --               2,598
Interest portion of rent expense.......     1,638      1,843       2,135       3,001       4,101        2,051           1,500
Preferred stock dividends on subsidiary
  preferred stock......................     5,883      5,838       4,419       4,256       4,850        2,518           2,349
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
Total fixed charges....................   121,387    131,786     148,238     184,847     212,617      111,485         104,145
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
Adjustments to fixed charges, as
  defined:
Capitalized interest...................     --         --         --          (5,200)     (2,752)      --              (2,598)
Preferred stock dividends on subsidiary
  preferred stock......................    (5,883)    (5,838)     (4,419)     (4,256)     (4,850)      (2,518)         (2,349)
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
Total adjustments to fixed charges.....    (5,883)    (5,838)     (4,419)     (9,456)     (7,602)      (2,518)         (4,947)
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
Earnings, as defined...................  $ 52,834   $ 65,698   $  33,790   $  30,531   $  24,613     $ 30,201      $   (3,439)
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
Ratio of earnings to fixed
  charges(1)...........................  $  --      $  --      $  --       $  --       $  --         $ --          $  --
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
Amount by which earnings are less than
  fixed charges........................  $(68,553)  $(66,088)  $(114,448)  $(154,316)  $(188,004)    $(81,284)     $ (107,584)
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
                                         --------   --------   ---------   ---------   ---------   ------------   ------------
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(1) The ratio of earnings to fixed charges is less than one-to-one and, therefore, earnings are inadequate to cover fixed charges.




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